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                                                                    EXHIBIT 2.64
                                                                         ANNEX G
                  SECOND AMENDED AND RESTATED VOTING AGREEMENT

         THIS SECOND AMENDED AND RESTATED VOTING AGREEMENT (this "Agreement"), dated as of August 11, 1999, among LAMAR ADVERTISING COMPANY, a Delaware corporation (the "Company"), CHANCELLOR MEDIA CORPORATION OF LOS ANGELES, a Delaware corporation ("Chancellor LA"), CHANCELLOR MEZZANINE HOLDINGS CORPORATION, a Delaware corporation ("Chancellor Mezzanine"), and REILLY FAMILY LIMITED PARTNERSHIP, a Louisiana limited partnership (the "Stockholder").

         WHEREAS, Lamar Media Corp. (formerly known as Lamar Advertising Company), a Delaware corporation and a wholly-owned subsidiary of the Company ("LMC"), and Chancellor LA entered into (i) that certain Stock Purchase Agreement dated as of June 1, 1999 (the "Original Purchase Agreement") and (ii) that certain Subscription Agreement, dated as of June 1, 1999 (the "Subscription Agreement");

         WHEREAS, LMC, Chancellor LA and Chancellor Mezzanine entered into that certain Amended and Restated Stock Purchase Agreement, dated as of July 12, 1999 (the "Restated Purchase Agreement"), in order to (i) terminate the Subscription Agreement and (ii) amend and restate the Original Purchase Agreement in its entirety;

         WHEREAS, the Company, LMC, Chancellor LA and Chancellor Mezzanine are entering into that certain Second Amended and Restated Stock Purchase Agreement of even date herewith (the "Purchase Agreement"), in order to amend and restate the Restated Purchase Agreement;

         WHEREAS, the Purchase Agreement contemplates the issuance and sale of shares (collectively, the "Company Shares") of Class A Common Stock, par value $0.001 per share, of the Company ("Class A Common Stock"), to Chancellor LA and Chancellor Mezzanine upon the terms and subject to the conditions set forth in the Purchase Agreement;

         WHEREAS, all of the shares of Class A Common Stock and Class B Common Stock, $0.001 par value per share, of the Company ("Class B Common Stock"), that are held of record as of the date hereof by the Stockholder or over which the Stockholder has the power to direct the vote, together with any shares of capital stock of the Company acquired by the Stockholder after the date hereof and during the term of this Agreement, including upon exercise of any option or warrant, are collectively referred to herein as the "Subject Shares;" and

         WHEREAS, as a condition to its willingness to enter into the Original Purchase Agreement, Chancellor LA requested that the Stockholder enter into, and the Stockholder agreed to enter into, that certain Voting Agreement dated as of June 1, 1999 (the "Original Voting Agreement");

         WHEREAS, the Original Voting Agreement was amended and restated as of July 12, 1999 (the "Restated Voting Agreement"); and

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         WHEREAS, the parties are entering into this Agreement in order to amend and restate the Restated Voting Agreement to reflect changes that are appropriate as a result of the parties' execution and delivery of the Purchase Agreement;

         NOW, THEREFORE, in consideration of Chancellor LA and Chancellor Mezzanine entering into the Purchase Agreement, and in consideration of the premises and the representations, warranties and agreements contained herein, the parties agree as follows:

         1. Representations and Warranties of the Stockholders. The Stockholder hereby represents and warrants to Chancellor LA and Chancellor Mezzanine as of the date hereof as follows:

                           (a) Authority; Noncontravention. The Stockholder has
                  all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Stockholder, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary partnership action on the part of the Stockholder. This Agreement has been duly authorized, executed and delivered by the Stockholder and constitutes a valid and binding obligation of the Stockholder enforceable in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof (including Section 3 of this Agreement) will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under any provision of, the certificate of limited partnership, the partnership agreement or any other partnership organizational documents of the Stockholder, or any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to the Stockholder or to the Stockholder's property or assets.

                           (b) The Subject Shares. The Stockholder is the record
                  or beneficial owner of, and has good and marketable title to, the Subject Shares, free and clear of any claims, liens, encumbrances and security interests whatsoever. The Stockholder has the sole right to vote the Subject Shares. None of the Subject Shares is subject to any voting trust or other agreement (other than the Stockholders Agreement, among the parties hereto, of even date herewith (the "Stockholders Agreement")), arrangement or restriction with respect to the voting of the Subject Shares as required by this Agreement.

         2. Representations and Warranties of Chancellor LA and Chancellor Mezzanine. Each of Chancellor LA and Chancellor Mezzanine hereby represents and warrants to the Stockholder as of the date hereof that (i) such entity has all requisite


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corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby; (ii) the execution and delivery of this Agreement by such entity, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of such entity; (iii) this Agreement has been duly executed and delivered by such entity and constitutes a valid and binding obligation of such entity enforceable in accordance with its terms; and (iv) the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under any provision of, the certificate of incorporation or bylaws of such entity, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to such entity or to such entity's property or assets.

         3. Covenants of the Stockholder. Until the termination of this Agreement in accordance with Section 6, the Stockholder agrees as follows:

                           (a) At any meeting of stockholders of the Company
                  called to vote upon the approval and authorization of the issuance of the Company Shares, as contemplated by the Purchase Agreement, or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent) with respect to the approval and authorization of the issuance of the Company Shares, is sought, the Stockholder shall vote (or cause to be voted) the Subject Shares in favor of such proposals and any of the other transactions contemplated by the Purchase Agreement. The Stockholder further agrees (i) not to convert any Subject Shares that are shares of Class B Common Stock into shares of Class A Common Stock and (ii) not to waive or otherwise forfeit its right to have each Subject Share that is a share of Class B Common Stock be entitled to ten (10) votes per share.

                           (b) Except as provided in the immediately following
                  sentence of this Section 3(b), the Stockholder agrees not to
                  (i) sell, transfer, pledge, assign or otherwise dispose of (including by gift) (collectively, the "Transfer"), or enter into any contract, option or other arrangement (including any profit sharing agreement) with respect to the Transfer of the Subject Shares to any person, or (ii) enter into any voting arrangement, whether by proxy, voting agreement or otherwise (other than the Amended and Restated Stockholders Agreement to be entered into in connection with the closing of the transactions contemplated by the Purchase Agreement (the "Stockholders Agreement")), with respect to any capital stock of the Company, and agrees not to commit or agree to take any of the foregoing actions. Notwithstanding the foregoing, the Stockholder shall have the right, for tax or estate planning purposes, to Transfer the Subject Shares to a transferee provided that, as a condition to any such Transfer, each such transferee shall execute and deliver to Chancellor LA


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                  and Chancellor Mezzanine a counterpart of this Agreement and expressly agree to be bound hereby.

                           (c) Until after the earlier of (i) the consummation
                  of the transactions contemplated by the Purchase Agreement and
                  (ii) the termination of the Purchase Agreement, the Stockholder shall use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with Chancellor LA and Chancellor Mezzanine in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by the Purchase Agreement.

                           (d) Immediately prior to the closing of the
                  transactions contemplated by the Purchase Agreement (the "Purchase Closing"), the Stockholder shall execute and deliver to each of the Company, Chancellor LA and Chancellor Mezzanine, the Stockholders Agreement, dated as of the date of the Purchase Closing, the form of which is attached to the Purchase Agreement as Annex E, as required by Section 7.3(e) of the Purchase Agreement.

         4. Further Assurances. The Stockholder will, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Chancellor LA and Chancellor Mezzanine may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

         5. Assignment. Neither party hereto shall assign this Agreement or any part hereof without the prior written consent of the other party. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

         6. Termination. This Agreement shall terminate upon the earlier of (a) the termination of the Purchase Agreement in accordance with the terms thereof, or (b) the closing of the transactions contemplated thereby.

         7. General Provisions.

                           (a) Amendments. This Agreement may not be amended
                  except by an instrument in writing signed by each of the parties hereto.

                           (b) Notice. All notices and other communications
                  hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the Company, Chancellor LA and Chancellor Mezzanine in accordance with Section 11.2 of the Purchase Agreement and to the Stockholder at its address set forth on the signature pages hereto (or at such other address for a party as shall be specified by like written notice).


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                           (c) Interpretation. When a reference is made in this
                  Agreement to Sections, such reference shall be to a Section to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Wherever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

                           (d) Counterparts. This Agreement may be executed in
                  one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each of the parties and delivered to the other party, it being understood that each party need not sign the same counterpart.

                           (e) Entire Agreement; No Third-Party Beneficiaries.
                  This Agreement (including the documents and instruments referred to herein) (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

                           (f) Governing Law. THIS AGREEMENT SHALL BE GOVERNED
                  BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

         8. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any competent court of the United States located in the State of Delaware or in a Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit such party to the personal jurisdiction of any Federal court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that such party will not bring any action relating to this Agreement or the transactions contemplated hereby in any court other than a Federal court sitting in the state of Delaware or a Delaware state court and (iv) waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any of the transactions contemplated hereby.

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         IN WITNESS WHEREOF, each of the parties hereto has caused this
Agreement to be duly executed as of the date first written above.



                            LAMAR ADVERTISING COMPANY



                            By: /s/ KEITH ISTRE
                               -----------------------------------
                            Name:
                                 ---------------------------------
                            Title:
                                  --------------------------------


                            CHANCELLOR MEZZANINE HOLDINGS CORPORATION

                            By: /s/ WILLIAM S. BANOWSKY, JR.
                               -----------------------------------
                            Name:  William S. Banowsky, Jr.
                            Title: Executive Vice President



                            CHANCELLOR MEDIA CORPORATION OF
                              LOS ANGELES




                            By: /s/ WILLIAM S. BANOWSKY, JR.
                               -----------------------------------
                            Name:  William S. Banowsky, Jr.
                            Title: Executive Vice President


                            REILLY FAMILY LIMITED PARTNERSHIP



                            By: /s/ KEVIN P. REILLY, JR.
                               -----------------------------------
                            Name:  Kevin P. Reilly, Jr.
                            Title: General Partner